                                                                   EXHIBIT 10.21

                 AMENDMENT NO. 6 TO LOAN AND SECURITY AGREEMENT

          AMENDMENT NO. 6 dated as of May 10, 2002 to LOAN AND SECURITY AGREEMENT dated as of December 14, 2000 among COMFORCE CORPORATION, COMFORCE OPERATING, INC. (the "Holding Companies"), certain direct and indirect subsidiaries of the Holding Companies and UNIFORCE SERVICES, INC. (the "Other Loan Parties"), LABFORCE SERVICES OF AMERICA, INC., a New York corporation, COMFORCE CODING SERVICES, INC., a New York corporation, BXI NET, INC., a California corporation and COMFORCE P-T-P SERVICES, INC., a New York corporation (the "New Loan Parties"), the Lenders whose signatures appear below, TRANSAMERICA BUSINESS CAPITAL CORPORATION (as successor to TRANSAMERICA BUSINESS CREDIT CORPORATION), as Co-Agent (the "Co-Agent"), THE CIT GROUP/BUSINESS CREDIT, INC., as Collateral Agent (the "Collateral Agent") and IBJ WHITEHALL BUSINESS CREDIT CORPORATION, as Administrative Agent for the benefit of itself and the Lenders (the "Administrative Agent").

                              PRELIMINARY STATEMENT

(1) The Holding Companies, the Other Loan Parties, the Co-Agent, the Collateral Agent, the Administrative Agent, and the Lenders (as defined therein) have entered into a Loan and Security Agreement dated as of December 14, 2000, as amended by Amendment No. 1 thereto dated as of January 5, 2001, Amendment No. 2 thereto dated as of March 5, 2001, Amendment No. 3 thereto dated as of September 21, 2001 and Amendments No. 4 and No. 5 thereto each dated as of December 7, 2001 (the "Original Loan and Security Agreement"; terms defined in the Original Loan and Security Agreement and not otherwise defined herein shall have the meanings assigned thereto in the Original Loan and Security Agreement).

(2) The Loan Parties, and Lenders desire to amend the Original Loan and Security Agreement as provided herein.

          NOW, THEREFORE, in consideration of the premises set forth herein, the Loan Parties and the Lenders hereby agree as follows:

1. Amendments. The Original Loan and Security Agreement is, subject to the satisfaction of the conditions referred to below, amended as follows:

          (a) paragraph (3) of the preamble to the Original Loan and Security Agreement is amended by replacing "LABFORCE OF AMERICA, INC." appearing therein with "COMFORCE TECHNICAL NW, INC. (as successor to LABFORCE OF AMERICA, INC.)."

          (b) the following parties are added as "Borrowers" to paragraph (3) of the preamble to the Original Loan and Security Agreement: BXI NET, INC., a California corporation, COMFORCE CODING SERVICES, INC., a New York corporation and LABFORCE SERVICES OF AMERICA, INC., a New York corporation.

          (c) the following party is added as an "Inactive Subsidiary" to paragraph (4) of the preamble to the Original Loan and Security
               Agreement: COMFORCE P-T-P SERVICES, INC., a New York corporation.


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          (d)  a new Schedule 2.8 is added immediately after Schedule 2.1(B) in the list of Schedules to the Original Loan and Security Agreement and to the Schedules attached to the Original Loan and Security Agreement, such new schedule to be titled "Commercial Tort Claims".

          (e) the following definitions are added to subsection 1.1 of the Original Loan and Security Agreement in their respective proper alphabetical places:

               "'Amendment No. 6' shall mean Amendment No. 6, dated as of May 10, 2002, of this Agreement."

               "'Amendment No. 6 Effective Date' shall mean the date on which the amendments contemplated by Amendment No. 6 become effective."

               "'Deposit Accounts' shall mean all 'deposit accounts,' as such term is defined in the UCC, now or hereafter held in the name of any Loan Party, wherever located."

               "'Documents' shall mean all 'documents,' as such term is defined in the UCC, now owned or hereafter acquired by any Loan Party, wherever located."

               "'General Intangibles' shall mean all 'general intangibles,' as such term is defined in the UCC, now owned or hereafter acquired by any Loan Party, wherever located."

               "'Letter-of-Credit Rights' shall mean 'letter-of-credit rights,' as such term is defined in the UCC, now owned or hereafter acquired by any Loan Party, including rights to payment or performance under a letter of credit, whether or not such Loan Party, as beneficiary, has demanded or is entitled to demand payment or performance."

               "'Software' shall mean all 'software,' as such term is defined in the UCC, now owned or hereafter acquired by any Loan Party, other than software embedded in any category of goods, including all computer programs and all supporting information provided in connection with a transaction related to any program."

               "'Special Condition I Satisfaction Date' shall mean, the date, if any, on which Administrative Agent is satisfied that the following conditions have been satisfied in full on or prior to the date 90 days after May 2, 2002:

               (i) the Borrowers shall have delivered to the Lenders, Administrative Agent and Collateral Agent a risk acceptance criteria presentation, in form and substance reasonably satisfactory to the Requisite Lenders and, in any event, noting specific credit procedures that COI's credit committee will follow in the analysis of prospective and/or existing Account Sellers to ensure the preservation of the Borrowers' overall credit quality in relation to Purchased Accounts and such presentation, credit policy and procedures shall have been reviewed by a third party consultant satisfactory to Administrative Agent, Collateral Agent and COI shall have implemented any recommendations of such consultant;

               (ii) Administrative Agent, Collateral Agent and the Lenders shall have received from the Borrowers a detailed report noting the amount of chargebacks outstanding for each Account Debtor and Account Seller and the amount of cash that has been applied to such chargebacks, and such report shall be acceptable to the Requisite Lenders as reviewed by the Lenders as part of the field examination next occurring after the Amendment No. 6 Effective Date and within 90 days following May 2, 2002; and

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               (iii)   Administrative Agent and Collateral Agent shall be
                       satisfied that the Borrowers have installed a separate telephone line for verification of amounts owing by the account debtors in respect of Purchased Accounts."

               "'Special Condition II Satisfaction Date' shall mean the date, if any, on which Administrative Agent is satisfied that the following conditions have been satisfied in full:

               (i) the Special Condition I Satisfaction Date shall have occurred; and

               (ii) in connection with the two field examinations of the Borrowers conducted by the Lenders next following the Amendment No. 6 Effective Date, the Requisite Lenders shall have confirmed the continued adherence by the Borrowers to the implementation of the credit policies and procedures referred to in the definition of Special Condition I Satisfaction Date and the continued existence and use of the telephone line referred to in the definition of Special Condition I Satisfaction Date."

               "'Supporting Obligations' shall mean all 'supporting obligations,' as such term is defined in the UCC, now owned or hereafter acquired by any Loan Party, wherever located."

               "'Uniform Commercial Code Jurisdiction' shall mean any jurisdiction that has adopted all or substantially all of Article 9 as contained in the 2000 Official Text of the Uniform Commercial Code, as recommended by the National Conference of Commissioners on Uniform State Laws and the American Law Institute, together with any subsequent amendments or modifications to the Official Text."

          (f) the definition of "Applicable Base Rate Margin" appearing in subsection 1.1 of the Original Loan and Security Agreement is amended by changing the percentages appearing therein as follows:
               (i) .0% is increased to .25%, (ii) .25% is increased to .50%,
               (iii) .50% is increased to .75%, (iv) .75% is increased to 1.00% and (v) 1.00% is increased to 1.25%.

          (g) the definition of "Applicable LIBOR Margin" appearing in subsection 1.1 of the Original Loan and Security Agreement is amended by changing the percentages appearing therein as follows:
               (i) 1.75% is increased to 2.00%, (ii) 2.00% is increased to 2.25%, (iii) 2.25% is increased to 2.50%, (iv) 2.50% is increased to 2.75% and (v) 2.75% is increased to 3.00%.

          (h) the following definitions appearing in subsection 1.1 of the Original Loan and Security Agreement are amended and restated as follows:

               "'Accounts' shall mean all 'accounts' (as defined in the UCC), accounts receivable, contract rights and general intangibles relating thereto, notes, drafts, health-care-insurance receivables and other forms of obligations owed to or owned by any Borrower arising or resulting from the sale of goods or the rendering of services and including, in any event, all Purchased Accounts and Service Fee Accounts."

               "'Account Debtor' shall mean any Person who may become obligated to any Loan Party under, with respect to, or on account of, an Account, Chattel Paper or General Intangibles (including a payment intangible)."

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               "'Asset Disposition' shall mean the disposition, whether by sale, lease, license, transfer, loss, damage, destruction, condemnation or otherwise, of any or all of the assets of any Loan Party."

               "'Chattel Paper' shall mean any 'chattel paper,' as such term is defined in the UCC, including electronic chattel paper, now owned or hereafter acquired by any Loan Party, wherever located."

               "'Contract' shall mean all contracts, undertakings, general intangibles or agreements (other than rights evidenced by Chattel Paper, Documents, Instruments or Accounts) in or under which any Loan Party may now or hereafter have any right, title or interest."

          (i) Clause (2) of subsection 2.1(A) of the Original Loan and Security Agreement is amended and restated as follows:

               "'Borrowing Base' means, as of any date of determination, an amount equal to eighty-five per cent (85%) of Eligible Accounts other than Eligible Accounts that are Purchased Accounts plus 80% of Eligible Accounts that are Purchased Accounts less, until the Special Condition I Satisfaction Date, a reserve equal to 2.5% of Eligible Accounts that are Purchased Accounts, plus the lesser of eighty-five per cent (85%) of (x) Unbilled Eligible Accounts and
               (y) an amount equal to 8% of the sum of Unbilled Eligible Accounts plus Eligible Accounts; less Landlord Waiver Reserves and less such other reserves as Collateral Agent in its reasonable discretion may elect to establish from time to time; provided, however, that so long as any Senior Notes or Senior PIK Notes are outstanding, the Borrowing Base shall not exceed the maximum principal amount of Indebtedness permitted to be incurred under section 4.3(b)(i) of the Senior Notes Indenture or section 4.3(b)(i) of the Senior Debentures Indenture. With reasonable promptness following delivery by the Borrower Representative of financial statements in accordance with subsection 5.1(A) in respect of the month ending May 31, 2002, assuming that at such time there shall be continuing no Default or Event of Default, the Lenders in good faith shall consider whether the advance rate against Eligible Accounts that are Purchased Accounts be increased to 85%; provided, however, that no such increase shall become effective without the consent of all Lenders and no Lender shall have any obligation to consent to such increase."

          (j) clause (21) of subsection 2.1(B) of the Original Loan and Security Agreement is amended and restated as follows:

               "Purchased Accounts and Service Fee Accounts (other than arising from Licensing Agreements) which exceed, in the aggregate, 50%, or from and after the Special Condition II Satisfaction Date, 55%, of otherwise Eligible Accounts;";

          (k) subsection 2.8 of the Original Loan and Security Agreement is amended and restated in its entirety as follows (it being understood that all security interests granted under the Original Loan and Security Agreement shall continue uninterrupted):

               "2.8 Grant of Security Interest

               To secure the payment and performance of the Obligations, including all renewals, extensions, restructurings and refinancings of any or all of the Obligations, each Loan Party hereby grants to Administrative Agent, on behalf of Lenders and on behalf of the Issuing Banks a continuing security interest, lien and mortgage in and to all right, title

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               and interest of such Loan Party in the following property of such
               Loan Party (whether owned or consigned by or to, or leased from or to such Loan Party), whether now owned or existing or hereafter acquired or arising and regardless of where located
               (all being collectively referred to as the 'Collateral'): (A) Accounts, and all guaranties and security therefor, and all goods and rights represented thereby or arising therefrom including the rights of stoppage in transit, replevin and reclamation; (B) Inventory; (C) General Intangibles (as defined in the UCC), including payment intangibles, Software and the Account Agreements; (D) Documents (as defined in the UCC) or other receipts covering, evidencing or representing goods; (E) Instruments (as defined in the UCC); (F) Chattel Paper (as defined in the UCC); (G) Equipment; (H) all Letter-of-Credit Rights; (I) all Deposit Accounts of each Loan Party maintained with any bank or financial institution; (J) all money, cash or cash equivalents and property of such Borrower and such Holding Party, any Lender or any participant; (K) all books, records, ledger cards, files, correspondence, computer programs, tapes, disks and related data processing software that at any time evidence or contain information relating to any of the property described above or are otherwise necessary or helpful in the collection thereof or realization thereon; (L) all goods; (M) all Fixtures (as defined in the UCC); (N) all Investment Property (as defined in the UCC) (other than any covered by the Pledge Agreement); (O) all Supporting Obligations; (P) any commercial tort claim listed and described in Schedule 2.8; and (Q) proceeds of all or any of the property described above, including, without limitation, the proceeds of any tort claims or any insurance policies covering any of the above described property and all accessions to, substitutions and replacements for and rents and profits of, each of the foregoing."

          (l) subsection 3.1(B) of the Original Loan and Security Agreement is amended and restated in its entirety as follows:

               "3.1(B) Security Interests

               Administrative Agent and Lenders shall have received satisfactory evidence that all security interests and liens granted to Administrative Agent for the benefit of Lenders pursuant to this Agreement or the other Loan Documents (including, without limitation, a pledge of all present and future capital stock of all Subsidiaries of CC) have been duly perfected and constitute first priority liens on the Collateral, subject only to Permitted Encumbrances. Such first priority liens shall be enforceable against any and all creditors of and purchasers from any Loan Party (other than purchasers and lessees of Inventory in the ordinary course of business and non-exclusive licensees of General Intangibles in the ordinary course of business). All filings, recordations and searches necessary or desirable in connection with such liens and security interests shall have been duly made and all filing and recording fees and taxes shall have been duly paid."

          (m) subsection 4.8 of the Original Loan and Security Agreement is amended and restated in its entirety as follows:

               "4.8 Locations; Organizational Identification Number; FEIN

               Schedule 4.8 sets forth each Loan Party's name as it appears in official filings in the state of its incorporation or other organization, the type of entity of each Loan Party, the organizational identification number issued by each Loan Party's state of incorporation or organization or a statement that no such number has been issued, the location of each Loan Party's principal place of business, chief executive office, the location of each Loan

               Party's books and records, the location of all other offices of such Loan Party and all Collateral locations, and such locations are such Loan Party's sole locations for its business and the Collateral. Each Loan Party's federal employer identification number is also set forth on Schedule 4.8. No Loan Party will change its jurisdiction of organization except in connection with a merger permitted by subsection 7.6."

          (n) subsection 4.9 of the Original Loan and Security Agreement is amended and restated in its entirety as follows:

               "4.9 Title to Properties; Liens

               Each Loan Party has the power to transfer and has good, sufficient and legal title to, subject to Permitted Encumbrances, all its respective material properties and assets. Except for Permitted Encumbrances, all such properties and assets are free and clear of Liens. To the best knowledge of any Loan Party after due inquiry, there are no actual, threatened or alleged defaults with respect to any leases of real property under which any Loan Party is lessee or lessor which could reasonably be expected to have a Material Adverse Effect. Schedule 4.9 sets forth a description of each lease of real property to which a Loan Party is a lessee and each parcel of real property owned in fee by any Loan Party."

          (o) the first sentence of subsection 5.6(a) of the Original Loan and Security Agreement is amended and restated in its entirety as follows:

               "As and when requested by Administrative Agent, Borrowers shall establish lockboxes and blocked accounts (collectively, 'Blocked Accounts') in Borrowers' names or, by separate agreement with Administrative Agent, in Administrative Agent's name, with such banks ('Collecting Banks') as are acceptable to Administrative Agent (subject to irrevocable instructions acceptable to Administrative Agent as hereinafter set forth and contained in agreements in form and substance acceptable to Administrative Agent among the applicable Borrowers and Collecting Banks and Administrative Agent ('Blocked Account Agreement')) to which all Account Debtors shall directly remit all payments on Accounts and in which Borrowers will immediately deposit all payments constituting proceeds of Collateral in the identical form in which such payment was made, whether by cash or check."

          (p) subsection 5.6(b) of the Original Loan and Security Agreement is amended and restated in its entirety as follows:

               "Borrowers shall, in addition to the matters referred to in (a) above, as and when requested by Administrative Agent, establish a cash management arrangement pursuant to such instruments and documents and with such bank or banks as shall be satisfactory to Administrative Agent. The arrangements referred to in (a) above and the cash management arrangement referred to in this clause
               (b) are herein referred to collectively as the 'Cash Dominion Arrangement.'"

          (q) subsection 5.12 of the Original Loan and Security Agreement is amended and restated in its entirety as follows:

               "5.12 Further Assurances


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               (a)     Each Loan Party shall, from time to time, execute such
                       guaranties, financing or continuation statements (including financing or continuation statements in those jurisdictions that are not Uniform Commercial Code Jurisdictions), documents, security agreements, reports and other documents or deliver to Administrative Agent such instruments, certificates of title or other documents as Administrative Agent at any time may reasonably request to evidence, perfect or otherwise implement the guaranties and security for repayment of the Obligations provided for in the Loan Documents. Each Loan Party shall obtain or use its best efforts to obtain waivers or subordinations of Liens from landlords or mortgagees, and each Loan Party shall in all instances obtain signed acknowledgements of Administrative Agent's Liens from bailees having possession of any Loan Party's goods that such bailees hold for the benefit of Administrative Agent. Unless waived by Administrative Agent in writing (which waiver may be revoked), each Borrower shall cause each Loan Party to enter into control agreements, in form and substance satisfactory to the Administrative Agent, to perfect the Lien of Administrative Agent on Collateral consisting of Letter-of Credit Rights, electronic chattel paper (as defined in the UCC), uncertificated securities, securities accounts and commodity accounts issued or held by a securities intermediary or commodities intermediary, and other Collateral of a type as to which perfection by control is advisable or required under the UCC. With respect to Letter-of-Credit Rights, each Loan Party that is or becomes the beneficiary of a letter of credit shall promptly, and in any event within two (2) Business Days after becoming a beneficiary, notify Administrative Agent thereof, and enter into a tri-party agreement with Administrative Agent and the issuer and/or confirmation bank with respect to Letter-of-Credit Rights assigning such Letter-or-Credit Rights to Administrative Agent and directing all payments thereunder to Administrative Agent's Account, all in form and substance reasonably satisfactory to Administrative Agent. Each Loan Party shall obtain a Blocked Account Agreement or similar agreement with each bank or financial institution holding a Deposit Account for such Loan Party in accordance with subsection 5.6. Each Loan Party shall also promptly, and in any event within two (2) Business Days after the same is acquired by it, notify Administrative Agent of any commercial tort claims (as defined in the UCC) acquired by it and unless otherwise consented by Administrative Agent, such Loan Party shall enter into a supplement to this Agreement, granting to Administrative Agent a Lien on such commercial tort claim.

               (b) Upon creation or acquisition thereof, each Loan Party shall cause any newly created or acquired Subsidiary of a Borrower or a Loan Party promptly to become a Borrower and/or Corporate Guarantor hereunder (as specified by Administrative Agent) and to grant to Administrative Agent, on behalf of Lenders, perfected first priority (subject only to Permitted Encumbrances) security interests in all present and future real, personal and mixed property of such Subsidiary, and shall cause all present and future equity interests in such Subsidiary to be pledged to Administrative Agent as security for the Obligations on a first priority basis (subject only to Permitted Encumbrances) and, to the extent requested by Administrative Agent, and at Borrowers' sole cost and expense, shall deliver or cause to be delivered to Administrative Agent such legal opinion, certificates, title insurance, evidence of UCC and other searches, evidence of perfection of security interests, environmental reports, appraisals (including real estate appraisals contemplated by the Financial Institutions

                       Reform, Recovery and Enforcement Act of 1989, as amended, and the regulations promulgated thereunder), landlord waivers, bailee letters and similar documents and agreements, as Administrative Agent may have reasonably requested. Nothing contained in this paragraph shall be deemed to be a consent to the acquisition, establishment or creation of any Subsidiary by any Loan Party.

               (c) Each Loan Party hereby irrevocably authorizes the Administrative Agent to file financing statements (and to sign same where required by applicable law) with respect to the Collateral without the signature of such Loan Party that (a) indicate the Collateral (i) as all assets of such Loan Party or words of similar effect, regardless of whether any particular asset comprised in the Collateral falls within the scope of Article 9 of the UCC, or (ii) as being of an equal or lesser scope or with greater detail, and (b) contain any other information required by part 5 of Article 9 of the UCC for the sufficiency or filing office acceptance of any financing statement or amendment, including (i) whether such Loan Party is an organization, the type of organization and any organization identification number issued to such Loan Party, and (ii) in the case of a financing statement filed as a fixture filing or indicating Collateral as as-extracted collateral or timber to be cut, a sufficient description of real property to which the Collateral relates. Each Loan Party agrees to furnish any such information to the Administrative Agent promptly upon request. Each Loan Party also ratifies its authorization for the Administrative Agent to have filed any initial financing statements or amendments thereto if filed prior to the date hereof."

          (r) subsection 5.14 of the Original Loan and Security Agreement is amended and restated in its entirety as follows:

               "5.14 Instruments; Chattel Paper

               Except to the extent Indebtedness evidenced thereby does not exceed $50,000 outstanding at any time in the aggregate, Loan Parties will deliver and pledge to Administrative Agent all notes, negotiable Documents, certificated securities (other than any securities covered by a Pledge Agreement), Chattel Paper, and instruments (as defined in the UCC) duly endorsed and accompanied by duly executed instruments of transfer or assignment (including stock powers, allonges or other instruments of transfer executed in blank), all in form and substance satisfactory to Administrative Agent. If the Loan Parties retain possession of any Chattel Paper or Instruments with Administrative Agent's consent, the Loan Parties will mark conspicuously all chattel paper and instruments with a legend, in form and substance satisfactory to Administrative Agent, indicating that such chattel paper or instrument is subject to the security interest of Administrative Agent, for the benefit of itself and Lenders. Borrowers shall take all steps necessary to grant to Administrative Agent control of all electronic chattel paper in accordance with any provisions of the UCC regarding same which may come into effect and all 'transferable records' as defined in each of the Uniform Electronic Transactions Act and the Electronic Signatures in Global and National Commerce Act."

               Without limiting the generality of the foregoing, Loan Parties will mark conspicuously all Account Agreements with the legend referred to in the preceding paragraph."

          (s) a new subsection 5.17 is added immediately after the end of subsection 5.16, such new subsection to be titled "Authorized Terminations" and to read as follows:

               "Upon payment and satisfaction in full in cash of all Obligations hereunder and termination of the Commitments in accordance with subsection 2.6, Administrative Agent shall deliver to the Loan Parties for filing or authorize each Loan Party to prepare and file termination statements, releases and other documents necessary or appropriate to evidence the termination of the Liens securing payment of the Obligations."

          (t) subsection 6.2 of the Original Loan and Security Agreement is amended and restated in its entirety as follows:

               "6.2 Fixed Charge Coverage

               The Loan Parties shall not suffer or permit Fixed Charge Coverage for any period of four consecutive fiscal quarters ending on the last day of (i) the fiscal quarter ending on March 31, 2002, to be less than 1.10:1.00, (ii) the fiscal quarter ending on June 30, 2002, to be less than .75:1.00, (iii) the fiscal quarter ending on September 30, 2002, to be less than .75:1.00 and (iv) any fiscal quarter ending after September 30, 2002, to be less than 1.00:1.00."

          (u) subsection 7.3(A) of the Original Loan and Security Agreement is amended by adding the phrase ", lease, license" appearing therein immediately after the phrase "Sell, assign" appearing therein.

          (v) a new subsection 7.6(D) is added immediately after the end of subsection 7.6(C), such new subsection to read as follows:

               "Reincorporate or reorganize itself under the laws of any jurisdiction other than the jurisdiction in which it is incorporated or organized as of the date hereof or change its name."

          (w) a new subsection 7.18 is added immediately after the end of subsection 7.17, such new subsection to be titled "Financing Statements; Amendments; Termination Statements" and to read as follows:

               "File any financing statement or amendment or termination statement with respect to any financing statement without the prior written consent of Administrative Agent, subject to each Loan Party's rights under Section 9-509(d)(2) of the UCC."

          (x) subsection 8.4(A) of the Original Loan and Security Agreement is amended by (1) adding the phrase "lease, license, assign, give an option or options to purchase or otherwise dispose of" appearing therein immediately after the phrase "without notice except as specified below, sell" appearing therein and (2) adding a new paragraph at the end of such subsection to read as follows:

               "To the extent that applicable law imposes duties on the Agent to exercise remedies in a commercially reasonable manner, each Loan Party acknowledges and agrees that it is not commercially unreasonable for the Agent (i) to fail to incur expenses reasonably deemed significant by the Agent to prepare the Collateral for disposition or otherwise to complete raw material or work in process into finished goods or other finished products for disposition, (ii) to fail to obtain third party consents for access to Collateral to be disposed of, or to obtain or, if not required by other law, to fail to obtain governmental or third party consents for the collection or disposition of Collateral to be collected or disposed of, (iii) to fail to exercise collection remedies against Account Debtors or other

               Persons obligated on the Collateral or to remove Liens on or any adverse claims against the Collateral, (iv) to exercise collection remedies against Account Debtors and other Persons obligated on the Collateral directly or through the use of collection agencies and other collection specialists, (v) to advertise dispositions of Collateral through publications or media of general circulation, whether or not the Collateral is of a specialized nature, (vi) to contact other Persons, whether or not in the same business as the Loan Party, for expressions of interest in acquiring all or any portion of such Collateral,
               (vii) to hire one or more professional auctioneers to assist in the disposition of Collateral, whether or not the Collateral is of a specialized nature, (viii) to dispose of Collateral by utilizing internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capacity of doing so, or that match buyers and sellers of assets, (ix) to dispose of assets in wholesale rather than retail markets, (x) to disclaim disposition warranties, such as title, possession or quiet enjoyment, (xi) to purchase insurance or credit enhancements to insure the Agent against risks of loss, collection or disposition of Collateral or to provide to the Agent a guaranteed return from the collection or disposition of Collateral, or (xii) to the extent deemed appropriate by the Agent, to obtain the services of other brokers, investment bankers, consultants and other professionals to assist the Agent in the collection or disposition of any of the Collateral. Each Loan Party acknowledges that the purpose of this paragraph under this subsection 8.4(A) is to provide non-exhaustive indications of what actions or omissions by the Agent would not be commercially unreasonable in the Agent's exercise of remedies against the Collateral and that other actions or omissions by the Agent shall not be deemed commercially unreasonable solely on account of not being indicated in this paragraph of this subsection 8.4(A). Without limitation upon the foregoing, nothing contained in this paragraph shall be construed to grant any rights to any Loan Party or to impose any duties on any Agent that would not have been granted or imposed by this Agreement or by applicable law in the absence of this paragraph."

          (y) subsection 8.4(B) of the Original Loan and Security Agreement is amended and restated in its entirety as follows:

               "At any time after an Event of Default shall have occurred and be continuing (or if any rights of set-off (other than set-off against an Account arising under the contract giving rise to the same Account) or contra accounts may be asserted with respect to the following), (i) Collateral Agent may, without prior notice to each Loan Party, notify Account Debtors and other Persons obligated on the Collateral that Administrative Agent has a security interest therein, and that payments shall be made directly to Administrative Agent, for itself and the benefit of Lenders, and (ii) each Loan Party shall, if so requested by Collateral Agent, so notify Account Debtors and other Persons obligated on the Collateral."

          (z) the first sentence of subsection 8.4(C) of the Original Loan and Security Agreement is amended and restated in its entirety as follows:

               "Collateral Agent may, if an Event of Default shall have occurred and be continuing, in Collateral Agent's own name or in the name of a Loan Party, communicate with Account Debtors, parties to Contracts, obligors in respect of Instruments and obligors in respect of Chattel Paper and/or payment intangibles to verify with such Persons, to Collateral Agent's satisfaction, the existence, amount and terms of any such Accounts, Contracts, Instruments or Chattel Paper and/or payment intangibles."

          (aa) subsection 8.5 of the Original Loan and Security Agreement is amended and restated in its entirety as follows:

               "8.5 Appointment of Attorney-in-Fact

               Each Loan Party hereby constitutes and appoints each Agent as such Loan Party's attorney-in-fact with full authority in the place and stead of such Loan Party and in the name of such Loan Party, any Agent or otherwise, from time to time in such Agent's discretion while an Event of Default is continuing to take any action and to execute any instrument that such Agent may deem necessary or advisable to accomplish the purposes of this Agreement, including: (a) to ask, demand, collect, sue for, recover, compound, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral; (b) to adjust, settle or compromise the amount or payment of any Account, or release wholly or partly any customer or obligor thereunder or allow any credit or discount thereon;
               (c) to receive, endorse, and collect any drafts or other instruments, documents and chattel paper, in connection with clause (a) above; (d) to file any claims or take any action or institute any proceedings that such Agent may deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce the rights of such Agent and Lenders with respect to any of the Collateral; and (e) to sign and endorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, assignments, verifications and notices in connection with Accounts and other documents relating to the Collateral. Regardless of whether an Event of Default has occurred or is continuing, each Loan Party that is a party hereto authorizes Administrative Agent to file financing statements describing Collateral of such Loan Party with or without the signature of the Loan Party, or to file a photocopy of this Agreement in substitution for a financing statement, as Administrative Agent may deem appropriate and to execute in such Loan Party's name such financing statements and amendments thereto and continuation statements which may require the Loan Party's signature. The appointment of Agents as each Loan Party's attorney and Agents' rights and powers are coupled with an interest and are irrevocable until payment in full and complete performance of all of the Obligations."

          (bb) subsection 8.6(B) of the Original Loan and Security Agreement is amended and restated in its entirety as follows:

               "It is expressly agreed by each Loan Party that, anything herein to the contrary notwithstanding, each Loan Party shall remain liable in respect of the Collateral and all other agreements to which it is a party or by which it is bound relating to the Collateral to observe and perform all the conditions and obligations to be observed and performed by it thereunder. Neither any Agent nor any Lender shall have any obligation or liability under any Contract by reason of or arising out of this Agreement or the granting herein of a Lien thereon or the receipt by any Agent or any Lender of any payment relating to any Contract pursuant hereto. Neither any Agent nor any Lender shall be required or obligated in any manner to perform or fulfill any of the obligations of each Loan Party in respect of the Collateral, or to make any payment, or to make any inquiry as to the nature or the sufficiency of any payment received by it or the sufficiency of any performance by any party in respect of the Collateral, or to present or file any claims, or to take any action to collect or enforce any performance or the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times."

2.        Waivers.

          (a) Effective on the Effective Date, as hereinafter defined, the Requisite Lenders waive any Default or Event of Default arising by virtue of any failure by the Loan Parties to comply with the covenant set forth in subsection 6.2 for the period of four consecutive fiscal quarters ending on the last day of the fiscal quarter ending on March 31, 2002. Such waiver shall pertain only to such covenant for such fiscal quarter and shall not entitle any Loan Party to any other waiver.

          (b) Effective on the Effective Date, as hereinafter defined, the Requisite Lenders waive any Default or Event of Default arising by virtue of failure by the Loan Parties to comply with the covenant set forth in subsection 7.12 only to the extent that non-compliance arises from the creation of the New Loan Parties; provided, however, that the waiver contained in this paragraph
               (b) shall cease and be of no further force or effect from and after the date 45 days following the Effective Date, as hereinafter defined, unless on or prior to such date the Loan Parties shall have complied with the requirements of paragraph
               (c) of this Section 2. Each New Loan Party hereby (i) agrees that it is a Corporate Guarantor, a Loan Party and, except in the case of COMFORCE P-T-P Services, Inc., a Borrower, in each case, under the terms of the Original Loan and Security Agreement as amended by Amendment No. 6 (and as it may hereafter be amended), (ii) acknowledges that it is unconditionally and jointly and severally obligated for all Obligations of the Loan Parties heretofore incurred under the Original Loan and Security Agreement or that may hereafter be incurred under the Original Loan and Security Agreement as amended by this Amendment No. 6 and as it may subsequently be amended as a Corporate Guarantor and, except in the case of COMFORCE P-T-P Services, Inc., as a Borrower, (iii) makes, as to itself and as of the date hereof, all representations and warranties of a Loan Party contained in the Original Loan and Security Agreement and (iv) agrees to cause each of the covenants contained in paragraph (c) of this Section 2 to be performed on or before the date 45 days following the Effective Date, as hereinafter defined. The waiver contained in this paragraph (b) shall apply only to the failure to comply with subsection 7.12 with respect to the creation of the New Loan Parties and shall not entitle any Loan Party to any other waiver.

          (c) In connection with such waiver, on or before the date 45 days following the Effective Date, as hereinafter defined, the Loan Parties shall (A) deliver to the Administrative Agent for each New Loan Party, (i) incumbency certificates, certified as of a recent date by such party's corporate secretary or an assistant secretary, (ii) resolutions of the Board of Directors authorizing and approving the execution, delivery and performance of this Amendment No. 6 consummation of the transactions contemplated hereby, certified as of a recent date by such party's corporate secretary or assistant secretary as being in full force and effect without modification or amendment, (iii) certified copies of the certificate or articles of incorporation together with good standing certificates from the state of its incorporation and (iv) a copy of the bylaws certified as of a recent date by its corporate secretary or assistant secretary as being in full force and effect without modification or amendment, in the case of each of clauses (i) and (ii), in form and substance satisfactory to the Administrative Agent, (B) deliver a legal opinion from independent counsel to the New Loan Parties in form and substance satisfactory to the Administrative Agent as to such matters in connection with the execution, delivery performance by the New Loan Parties of this Amendment No. 6 and the pledge of stock referred to below as the Administrative Agent may reasonably request and (C) pledge to the Administrative Agent pursuant to the Pledge Agreement all issued and outstanding capital stock of the New Loan Parties and all other equity interests, if any, therein, deliver to the Administrative Agent all certificates evidencing such capital stock and other equity interests endorsed in blank or accompanied by stock powers signed, undated and left blank as to the transferee and caused the Pledge Agreement to be amended (in form and substance satisfactory to the Administrative Agent) to accommodate such pledge.

3. Representations and Warranties. Each Loan Party and New Loan Party represents and warrants (which representations and warranties shall survive the execution and delivery hereof) to the Lenders that:

          (a) no consent of any other person, including, without limitation, shareholders or creditors of any Loan Party or New Loan Party is required to authorize, or is otherwise required in connection with the execution, delivery and performance of this Amendment No. 6.

          (b) this Amendment No. 6 has been duly executed and delivered by a duly authorized officer of each Loan Party and New Loan Party, and constitutes the legal, valid and binding obligations of such Loan Party or New Loan Party, enforceable against such party in accordance with its terms, except as enforcement thereof may be subject to the effect of any applicable (i) bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditors' rights generally and (ii) general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

          (c) the execution, delivery and performance of this Amendment No. 6 will not violate any law, statute or regulation applicable to any Loan Party or New Loan Party, or any order or decree of any court or governmental instrumentality applicable to such company, or conflict with, or result in the breach of, or constitute a default under any contractual obligation of such company, including the Loan Documents.

4. Effectiveness. The foregoing amendments contained in this Amendment No. 6 to the Original Loan and Security Agreement shall become effective upon the satisfaction in full of the following conditions on a date (the "Effective Date") on or before May 10, 2002:

          (a) this Amendment No. 6 shall have been executed and delivered by each Loan Party, New Loan Party and the Requisite Lenders;

          (b) as of the Effective Date, there shall be continuing no Default or Event of Default, other than (i) the failure of the Loan Parties to comply with the covenant set forth in subsection 6.2 of the Original Loan and Security Agreement for the period of four consecutive fiscal quarters ending on the last day of the fiscal quarter ending on March 31, 2002 and (ii) the failure of the Loan Parties to comply with the covenant set forth in subsection 7.12 of the Original Loan and Security Agreement with respect to the creation of the New Loan Parties;

          (c) the representations made by the Loan Parties and New Loan Parties herein and in the Loan Documents shall be true in all respects as of the Effective Date (except as to any representation or warranty limited to a specific earlier date);

          (d) the Administrative Agent shall have received from CC, COI and USI a fee of $50,000 for the pro rata account of the Lenders; and

          (e) the Administrative Agent shall have received a legal opinion, dated the Effective Date and addressed to the Administrative Agent, the Collateral Agent and the Lenders, from independent counsel to the Loan Parties and the New Loan Parties, as to the Original

               Loan and Security Agreement, as amended by Amendment No. 6 and the other Loan Documents, in form and substance satisfactory to the Administrative Agent.

5. Special Condition I Non-Satisfaction Fee. If Borrowers fail to satisfy in full the conditions specified in the definition of "Special Condition I Satisfaction Date" on or prior to the date 90 days after May 2, 2002, CC, COI and USI shall pay, as compensation to the Lenders for their increased risk, to the Administrative Agent for the pro rata account of the Lenders a fee in the amount of $25,000.

6. New or Replaced Schedules. Schedule 2.8 referred to in Section 1(d) of this Amendment No. 6 shall be added to the Original Loan and Security Agreement and is attached hereto as Exhibit A. Schedule 4.8 of the Original Loan and Security Agreement shall be replaced with a new
          Schedule 4.8 referred to in Section 1(m) of this Amendment No. 6 and is attached hereto as Exhibit B.

7. Governing Law. This Amendment No. 6 to the Original Loan and Security Agreement is being delivered in the State of New York and shall be governed by and construed in accordance with the laws of the State of New York.

8. Counterparts. This Amendment No. 6 to the Original Loan and Security Agreement is being executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all of which counterparts together shall constitute but one and the same instrument.

9. Consent. By signing below, each Loan Party and New Loan Party consents to the execution and delivery of this Amendment No. 6 by each other Loan Party and each other New Loan Party and agrees that the obligations of such Loan Party or such New Loan Party under the Loan Documents continue in full force and effect.

10. Miscellaneous. All references in the Loan Documents to the "Loan and Security Agreement" and in the Original Loan and Security Agreement to "this Agreement," "hereof," "herein" or the like shall mean and refer to the Original Loan and Security Agreement and this Amendment No. 6 (as well as by all subsequent amendments, restatements, modifications and supplements thereto).

                            [SIGNATURE PAGES FOLLOW]

          IN WITNESS WHEREOF, the Loan Parties, the New Loan Parties, the Lenders, the Co-Agent, the Collateral Agent and the Administrative Agent have caused this Amendment No. 6 to the Original Loan and Security Agreement to be executed as of the day and year first written above.

Holding Parties:              COMFORCE CORPORATION
                              COMFORCE OPERATING, INC.

Borrowers:                    BRENTWOOD OF CANADA, INC.
                              BRENTWOOD SERVICE GROUP, INC.
                              CAMELOT COMMUNICATIONS GROUP, INC.
                              CAMELOT CONTROL GROUP, INC.
                              CLINICAL LABFORCE OF AMERICA, INC.
                              COMFORCE INFORMATION TECHNOLOGIES, INC.
                              COMFORCE TECHNICAL ADMINISTRATIVE SERVICES, INC.
                              COMFORCE TECHNICAL NW, INC. (as successor to
                               LABFORCE OF AMERICA, INC.)
                              COMFORCE TECHNICAL SERVICES, INC.
                              COMFORCE TELECOM, INC.
                              GERRI G., INC.
                              PRO SERVICES, INC.
                              PRO UNLIMITED, INC.
                              PRO UNLIMITED SERVICES, INC.
                              SUMTEC CORPORATION
                              TEMPORARY HELP INDUSTRY SERVICING COMPANY, INC.
                              THISCO OF CANADA, INC.
                              UNIFORCE PAYROLLING SERVICES, INC.
                              UNIFORCE PAYROLLING TRI-STATE INC.
                              UNIFORCE SERVICES, INC.
                              UNIFORCE STAFFING SERVICES, INC.

Inactive Subsidiaries:        COMFORCE ACQUISITION 1 CORP.

New Loan Parties:             BXI NET, INC.
                              COMFORCE CODING SERVICES, INC.
                              COMFORCE P-T-P SERVICES, INC.
                              LABFORCE SERVICES OF AMERICA, INC.

                    [Signatures Continued on Following Page]

                   [SIGNATURE PAGE 1 OF 2 TO AMENDMENT NO. 6]

                                        For each of the foregoing corporations:

                                        By:
                                              ----------------------------------
                                              Name:
                                              Title:

                                        IBJ WHITEHALL BUSINESS CREDIT
                                        CORPORATION, as Administrative Agent and
                                        Lender

                                        By:
                                              ----------------------------------
                                              Name:
                                              Title:

                                        Revolving Loan Commitment:
                                        $17,272,727.00

                                        THE CIT GROUP/BUSINESS CREDIT, INC.,
                                        as Collateral Agent and Lender

                                        By:
                                              ----------------------------------
                                              Name:
                                              Title:

                                        Revolving Loan Commitment:
                                        $17,272,727.00

                                        TRANSAMERICA BUSINESS CAPITAL
                                        CORPORATION (as successor to
                                        Transamerica Business Credit
                                        Corporation), as Co-Agent and Lender

                                        By:
                                              ----------------------------------
                                              Name:
                                              Title:

                                        Revolving Loan Commitment:
                                        $17,272,727.00

                    [Signatures Continued on Following Page]

                   [SIGNATURE PAGE 2 OF 2 TO AMENDMENT NO. 6]

                                        FLEET CAPITAL CORPORATION, as Lender

                                        By:
                                              ----------------------------------
                                              Name:
                                              Title:

                                        Revolving Loan Commitment:
                                        $12,954,546.00

                                        JPMORGAN CHASE BANK (formerly known as
                                        The Chase Manhattan Bank), as Lender

                                        By:
                                              ----------------------------------
                                              Name:
                                              Title:

                                        Revolving Loan Commitment:
                                        $12,954,546.00

                                        LASALLE BUSINESS CREDIT, INC., as Lender

                                        By:
                                              ----------------------------------
                                              Name:
                                              Title:

                                        Revolving Loan Commitment:
                                        $10,795,454.00

                                        GUARANTY BUSINESS CREDIT
                                        CORPORATION, as Lender

                                        By:
                                              ----------------------------------
                                              Name:
                                              Title:

                                        Revolving Loan Commitment:
                                        $6,477,273.00